Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation in First Southern Bancshares, Inc.’s Registration Statement No. 333-03832 on Form S-8 and in First Southern Bancshares, Inc.’s Registration Statement No. 333-32619 on Form S-8 of our report dated February 27, 2004 for the year ended December 31, 2003 appearing in this Form 10-KSB.

/s/ Kraft Bros., Esstman, Patton & Harrell, PLLC

Nashville, Tennessee

March 31, 2004